UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2005
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26966 (Commission File Number)	84-0846841 (IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado (Address of principal executive offices)	80525 (Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 3, 2005, Advanced Energy Industries, Inc. and Douglas S. Schatz agreed upon final terms relating to Mr. Schatz’ retirement from his positions as Chief Executive Office and President of Advanced Energy as of July 31, 2005. The agreed upon terms are set forth in the Retirement Term Sheet filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference. Pursuant to the Retirement Term Sheet, Mr. Schatz will not receive any retirement payment and, except for medical insurance, the premiums for which shall be paid by Mr. Schatz, his salary and benefits ceased as of July 31, 2005 (the “Retirement Date”). Options to purchase 21,876 shares of common stock granted to Mr. Schatz by Advanced Energy, with exercise prices ranging from $8.37 to $10.03 per share, which options were unvested immediately prior to the Retirement Date, were accelerated so as to be fully vested as of the Retirement Date and exercisable for 90 days thereafter.
Item 9.01 Financial Statements and Exhibits.
     (c) The following exhibit is filed pursuant to Item 1.01:

10.1	Retirement Term Sheet relating to Douglas S. Schatz
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.
Date: August 8, 2005	/s/ Michael El-Hillow
Michael El-Hillow, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Retirement Term Sheet